Exhibit 4.1

NOBLE ENERGY, INC.
to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Fourth Supplemental Indenture
dated as of November 8, 2013
to
Indenture
dated as of February 27, 2009

$1,000,000,000
5.250% Notes due 2043

FOURTH SUPPLEMENTAL INDENTURE, dated as of November 8, 2013 (this “Supplemental Indenture”), between NOBLE ENERGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of February 27, 2009, as amended and supplemented from time to time (the “Indenture”), providing for the issuance from time to time of debt securities of the Company (the “Debt Securities”).
WHEREAS, Section 3.01 of the Indenture provides that various matters with respect to any series of Debt Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.
WHEREAS, Section 12.01(f) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities of any series as contemplated by Sections 2.01 and 3.01 of the Indenture.
WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the series of Debt Securities provided for herein, as follows:
ARTICLE I

RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01    Relation To Indenture.
This Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 1.02    Rules of Interpretation; Definitions.
The first paragraph of Section 1.01 of the Indenture is fully incorporated by reference into this Supplemental Indenture. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.
ARTICLE II
THE SERIES OF DEBT SECURITIES
SECTION 2.01    Title of the Debt Securities.

There is hereby created under the Indenture a series of Debt Securities designated the “5.250% Notes due 2043” (the “Notes”).
SECTION 2.02    Limitations on Aggregate Principal Amount.
The aggregate principal amount of the Notes shall be initially limited to $1,000,000,000; provided that the Company may, without the consent of the Holders of Outstanding Notes, increase the principal amount of the Notes Outstanding by issuing additional Notes (“Additional Notes”) in the future on the same terms and conditions (including, without limitation, the right to receive accrued and unpaid interest), except for differences in the issue price and issue date of the Additional Notes, and with the same CUSIP number as the Notes then Outstanding; provided that such Additional Notes are fungible with previously issued Notes for U.S. federal income tax purposes. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any Additional Notes shall rank equally and ratably with the Notes then Outstanding and shall be treated as a single series for all purposes hereunder and under the Indenture. From and after the issue date of any Additional Notes, any reference herein to “Notes” shall include such Additional Notes.
Except as provided in this Section, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.
Nothing contained in this Section 2.02 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Notes under the circumstances contemplated in Section 3.05, 3.06, 4.06 and 12.06 of the Indenture.
SECTION 2.03    Registered Securities; Global Form.
The Notes shall be issuable and transferable in fully registered form, without coupons. The Notes shall each be issued in the form of one or more permanent Global Securities subject to any requirements of the Indenture for the issuance of definitive Notes in exchange therefor. The Depositary for the Notes shall be The Depository Trust Company. Beneficial interests in the Global Securities evidencing the Notes shall not be exchangeable for Notes in definitive form except as provided in Section 2.03 of the Indenture.
SECTION 2.04    Form and Terms of Notes.
The Notes shall be substantially in the form attached as Exhibit A hereto and shall have the terms specified therein.
SECTION 2.05    Registrar and Paying Agent.
The Trustee shall initially serve as Debt Security Registrar and Paying Agent for the Notes.
SECTION 2.06    Applicability of Certain Indenture Provisions.

2

The provisions of Article VI of the Indenture, including Section 6.06 thereof, shall be applicable to the Notes.
The provisions of Article XIII of the Indenture relating to defeasance and covenant defeasance shall be applicable to the Notes.
ARTICLE III
MISCELLANEOUS PROVISIONS
SECTION 3.01    Ratification of Indenture.
Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.
SECTION 3.02    Governing Law.
This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.
SECTION 3.03    Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 3.04    Recitals.
The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
[signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.
NOBLE ENERGY, INC.

By:    /s/ Kenneth M. Fisher
    Name: Kenneth M. Fisher
    Title: Executive Vice President and
         Chief Financial Officer
Attest:

By:    /s/ Arnold J. Johnson
    Name: Arnold J. Johnson
    Title: Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Patrick Giordano
    Authorized Representative

Exhibit A to
Fourth Supplemental Indenture
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE REFERRED TO ON THE REVERSE SIDE OF THIS CERTIFICATE.
NOBLE ENERGY, INC.
5.250% Note Due 2043

REGISTERED	PRINCIPAL AMOUNT
No.	$______________________
CUSIP NO. 655044AG0
NOBLE ENERGY, INC., a Delaware corporation (herein referred to as the “Company” which term includes any successor entity under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of $________________ on November 15, 2043 (the “Stated Maturity Date”) and to pay interest thereon from November 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing May 15, 2014, at the rate of 5.250% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; provided that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30‑day months. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law) on overdue principal and interest at the rate per annum borne by this Security.
Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee in the City of Dallas, Texas or the office of the Trustee in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register; provided that, notwithstanding anything else contained herein, if this Security is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Security will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.
In any case where any Interest Payment Date or Redemption Date or the Stated Maturity Date of this Security shall not be a Business Day, then the related payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date or on the Stated Maturity Date, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or the Stated Maturity Date, as the case may be, to such Business Day. For purposes of this Security, the term “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by one of its duly authorized officers.
Dated: November 8, 2013
NOBLE ENERGY, INC.

By:
    Name: Kenneth M. Fisher
    Title: Executive Vice President and
         Chief Financial Officer
Attest:

By:
    Name: Arnold J. Johnson
    Title: Secretary
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated: November 8, 2013
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
    Authorized Representative

[Reverse of Note]
NOBLE ENERGY, INC.
This Security is one of a duly authorized issue of Debt Securities of the Company designated as its “5.250% Notes due 2043” (herein called the “Securities”), initially limited in aggregate principal amount of $1,000,000,000 issued under an Indenture dated as of February 27, 2009, as amended and supplemented by the First Supplemental Indenture thereto dated as of February 27, 2009, the Second Supplemental Indenture thereto dated as of February 18, 2011, the Third Supplemental Indenture thereto dated as of December 8, 2011 and the Fourth Supplemental Indenture thereto dated as of November 8, 2013 (as so amended and supplemented, and as hereafter amended and supplemented from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Debt Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent that any provision of this Security conflicts with the express provisions of the Indenture, the provisions of this Security will govern and be controlling (to the extent permitted by law). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Securities will be redeemable prior to the Stated Maturity Date at the Company’s option, in whole or in part at any time. Prior to May 15, 2043 the Securities will be redeemable at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal of the Securities to be redeemed and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360‑day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount being redeemed up to but not including the Redemption Date. On or after May 15, 2043, the Securities will be redeemable at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the principal amount being redeemed up to but not including the Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date,
(i)    the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity Date of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the treasury rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(ii)    if the Treasury Rate cannot be determined pursuant to clause (i) because such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi‑annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.
“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC or their respective affiliates which are Primary Treasury Dealers (as defined below), a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc. and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall be required to designate as a substitute another nationally recognized investment banking firm, or an affiliate thereof, that is a Primary Treasury Dealer.
Notice of redemption will be sent to Holders of Securities, at least 30 but not more than 60 days prior to the Redemption Date, all as provided in the Indenture.
In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
In connection with any redemption prior to May 15, 2043, the Company will calculate the Redemption Price on the basis of the Treasury Rate as of the third Business Day preceding the applicable Redemption Date and, prior to such Redemption Date, deliver to the Trustee an Officers’ Certificate setting forth the Redemption Price and showing the calculation thereof in reasonable detail, including the manner in which the Treasury Rate has been determined.
If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of any series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities of such series. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all such securities of that series, to waive compliance by the Company with certain provisions of the Indenture and to waive certain past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No sinking fund will be established with respect to the Securities and the Securities shall not be subject to any sinking fund payments.
Articles VI and XIII of the Indenture shall be applicable in their entirety to the Securities.
The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company in respect of this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Debt Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.
The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The registered Holder of this Security may be treated as its owner for all purposes.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.
No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
The Securities shall be governed by and construed in accordance with the laws of the State of New York.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

______________________________________________________________________________

(Please Print or Type Name and Address Including Zip Code of Assignee)
the within Debt Security of Noble Energy, Inc. and hereby does irrevocably constitute and appoint _____________________________________ Attorney to transfer said security on the books of the within-named Corporation with full power of substitution in the premises.

______________________________________________________________________________

(Please Insert Social Security or Other Identifying Number of Assignee) Dated:
Dated: _______________

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of Wells Fargo Bank, National Association, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by Wells Fargo Bank, National Association in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934 as amended.
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement of any change whatever.